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                  [Seward & Kissel letterhead]



                                  February 21, 1992


Alliance North American Government
  Income Trust, Inc.
1345 Avenue of the Americas
New York, New York  10105


Dear Sirs:

         We have acted as counsel for Alliance North American Government Income Trust, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Company Act of 1940, as amended, and the registration of an indefinite number of shares of its common stock, par value $.001 per share (the "Common Stock"), under the Securities Act of 1933, as amended.

         As counsel for the Company we have participated in the preparation of the Registration Statement on Form N-1A relating to such shares and have examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland.

         2. The 10,000 shares of presently issued and outstanding Common Stock of the Company have been validly and legally issued and are fully paid and nonassessable shares of Common Stock of the Company.

         3. The shares of Common Stock of the Company to be offered for sale pursuant to the Prospectus and Statement of Additional Information contained in said Registration Statement are, to the extent of the number of shares authorized to be issued by the Company in its Articles of Incorporation, duly authorized and unissued shares and when such shares have been duly sold, issued and paid for as contemplated in the Prospectus and Statement of Additional Information, such shares will have been validly and legally issued and will be fully paid and nonassessable shares of Common Stock of the Company under the



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laws of the State of Maryland (assuming that the sale price of each share is not less then the par value thereof).




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Alliance North American Government
  Income Trust, Inc.
February 21, 1992
Page 1


         As to matters of Maryland law contained in the foregoing opinion we have relied on the opinion of Venable, Baetjer and Howard of Baltimore, Maryland, dated February 21, 1992, a copy of which is attached hereto.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference of our firm under the caption "Counsel" in the related Statement of Additional
Information included therein.

                             Very truly yours,


                             /s/ Seward & Kissel
































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